                                                               EXHIBIT 4.2


===============================================================================




                               SERVICING AGREEMENT
                            Dated as of March 1, 1997

                                      among

                        AAMES CAPITAL OWNER TRUST 1997-1,
                                   as Issuer,


                           AAMES CAPITAL CORPORATION,
                                  as Servicer,


                                       and


                   BANKERS TRUST COMPANY OF CALIFORNIA, N.A.,
                              as Indenture Trustee




===============================================================================


                   Adjustable Rate Home Equity Mortgage Loans
              Pledged under an Indenture dated as of March 1, 1997

                                TABLE OF CONTENTS


                                   ARTICLE ONE
                                   DEFINITIONS

Section 1.01.  Definitions........................................................................................1
Section 1.02.  Interest Calculations.............................................................................15
Section 1.03.  Determination of Material Adverse Effect..........................................................15

                                   ARTICLE TWO
                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 2.01.  The Servicer and the Sub-Servicers................................................................15
Section 2.02.  Collection of Certain Mortgage Loan Payments; Collection Account..................................17
Section 2.03.  Hazard Insurance Policies.........................................................................20
Section 2.04.  Enforcement of Due-on-Sale Clauses;
                    Assumption and Modification Agreements.......................................................20
Section 2.05.  Realization upon Liquidated Mortgage Loans; Options to Purchase
                    Mortgage Loans...............................................................................21
Section 2.06.  Indenture Trustee to Cooperate; Release of Mortgage Files.........................................23
Section 2.07.  Servicing Compensation; Payment of Certain Expenses by the Servicer...............................23
Section 2.08.  Annual Statement as to Compliance.................................................................24
Section 2.09.  Annual Independent Public Accountants' Servicing Report...........................................24
Section 2.10.  Access to Certain Documentation and Information
                    Regarding the Mortgage Loans.................................................................24
Section 2.11.  Maintenance of Fidelity Bond and Errors and Omissions Policy......................................25
Section 2.12.  Notices to the Issuer, the Rating Agencies,
                    the Trustee and the Financial Guaranty Insurer...............................................25
Section 2.13.  Reports of Foreclosures and Abandonment of Mortgaged Properties...................................25
Section 2.14.  Sub-Servicers and Sub-Servicing Agreements........................................................25
Section 2.15.  Servicing for Benefit of the Financial Guaranty Insurer...........................................26

                                  ARTICLE THREE
                 SERVICER REMITTANCE REPORT; USE OF INFORMATION

Section 3.01.  Servicer Remittance Report........................................................................26
Section 3.02.  Use of Information by the Financial Guaranty Insurer..............................................27

                                  ARTICLE FOUR
                     MONTHLY ADVANCES AND SERVICING ADVANCES

Section 4.01.  Monthly Advances; Servicing Advances..............................................................28

                                  ARTICLE FIVE
                                  THE SERVICER

Section 5.01.  Representations and Warranties of the Servicer....................................................29
Section 5.02.  Liability of the Servicer.........................................................................30
Section 5.03.  Merger or Consolidation of, or Assumption of the Obligations of, the Servicer.....................31
Section 5.04.  Limitation on Liability of the Servicer and Others................................................31
Section 5.05.  Servicer Not to Resign............................................................................31
Section 5.06.  Term of Servicer..................................................................................31

                                   ARTICLE SIX
                                     DEFAULT

Section 6.01.  Events of Default.................................................................................32
Section 6.02.  Indenture Trustee to Act; Appointment of Successor................................................34
Section 6.03.  Notifications to Bondholders......................................................................34
Section 6.04.  Assumption or Termination of Sub-Servicing Agreements
                    by the Indenture Trustee or any Successor Servicer...........................................35
Section 6.05.  Payment of Indenture Trustee's Fees and Expenses..................................................35

                                  ARTICLE SEVEN
                                   TERMINATION

Section 7.01.  Termination.......................................................................................36

                                  ARTICLE EIGHT
                            MISCELLANEOUS PROVISIONS

Section 8.01.  Amendment.........................................................................................36
Section 8.02.  Governing Law.....................................................................................37
Section 8.03.  Notices...........................................................................................37
Section 8.04.  Severability of Provisions........................................................................38
Section 8.05.  Assignment........................................................................................38
Section 8.06.  Third Party Beneficiary; Rating...................................................................38
Section 8.07.  Counterparts......................................................................................38
Section 8.08.  Intention of the Parties..........................................................................38
Section 8.09.  Waivers and Modifications.........................................................................39
Section 8.10.  Further Agreements................................................................................39
Section 8.11.  Attorney-in-Fact..................................................................................39

                             SCHEDULES AND EXHIBITS

Schedule I     List of Sub-Servicers
Schedule II    Mortgage Loan Schedule
Exhibit A      Form of Annual Statement as to Compliance
Exhibit B      Form of Payoff Notice

Exhibit C      Form of Liquidation Report
Exhibit D      Form of Officer's Certificate as to Charge-offs

         THIS SERVICING AGREEMENT (this "Agreement"), dated as of March 1, 1997, among Aames Capital Owner Trust 1997-1, as issuer of Adjustable Rate Asset-Backed Bonds, Series 1997-1 (the "Issuer"), Aames Capital Corporation, as servicer (in such capacity, together with permitted successors hereunder, the "Servicer"), and Bankers Trust Company of California, N.A., as trustee pursuant to that certain indenture, dated as of March 1, 1997 (the "Indenture Trustee"),

                          W I T N E S S E T H   T H A T:

         WHEREAS, the Servicer is engaged in the business of servicing home equity mortgage loans;

         WHEREAS, the Issuer desires to pledge to the Indenture Trustee the Trust Estate in connection with the issuance of the Issuer's Adjustable Rate Asset-Backed Bonds, Series 1997-1 (the "Bonds");

         WHEREAS, the Issuer desires to contract with the Servicer for the servicing responsibilities associated with the Mortgage Loans and the Servicer desires to assume the servicing responsibilities associated with such Mortgage Loans; and

         WHEREAS, the Issuer, the Servicer and the Indenture Trustee desire to execute this Agreement to define each party's rights, duties and obligations relating to the servicing of the Mortgage Loans.

         NOW, THEREFORE, in consideration of these premises and of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Issuer, the Servicer and the Indenture Trustee hereby agree as follows:

                                   ARTICLE ONE
                                   DEFINITIONS

         Section 1.01. Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

         Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings corresponding to the foregoing.

         Agreement: This Servicing Agreement, dated as of March 1, 1997, among the Issuer, the Servicer and the Indenture Trustee, and all amendments hereof and supplements hereto.

         Bloomberg: The on-line computer based information network maintained by Bloomberg L.P., or any successor thereto.

         Bond Account: The segregated trust account established and maintained by the Indenture Trustee pursuant to Section 8.02 of the Indenture.

         Bond Balance:  As defined in the Indenture.

         Bondholder or Holder: The Person in whose name a Bond is registered in the Bond Register, except that, solely for the purpose of taking any action under Article Six or giving any consent pursuant to this Agreement, any Bond registered in the name of the Issuer or the Servicer or any Person actually known to a Responsible Officer of the Indenture Trustee to be an Affiliate of the Issuer or the Servicer shall be deemed not to be outstanding and the Voting Interest evidenced thereby shall not be taken into account in determining whether Holders of the requisite Voting Interests necessary to take any such action or effect any such consent have acted or consented unless the Issuer, the Servicer or any such Person is an owner of record of all of the Bonds.

         Bond Register: The register maintained pursuant to Section 2.06 of the Indenture.

         Bonds: The Issuer's Adjustable Rate Asset-Backed Bonds, Series 1997-1, issued pursuant to the Indenture.

         Business Day: Any day other than (a) a Saturday or a Sunday or (b) a day on which banking institutions in the State of California or the State of New York are required or authorized by law, executive order or governmental decree to be closed.

         Closing Date:  March 26, 1997.

         Code: The Internal Revenue Code of 1986, as amended, and as may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form and proposed regulations thereunder to the extent that, by reason of their proposed effective date, such proposed regulations would apply.

         Collection Account: The segregated trust account or accounts, which shall at all times be an Eligible Account, established and maintained pursuant to Section 2.02(b) and entitled "[Servicer], in trust for the benefit of Holders of Aames Capital Owner Trust 1997-1 Adjustable Rate Asset-Backed Bonds, Series 1997-1, Collection Account". References herein to the Collection Account shall include any Sub-Servicing Account as the context requires.

         Collection Period: As to any Remittance Date, the period beginning on the first day of the calendar month immediately preceding the month in which such Remittance Date occurs and ending on the last day of such calendar month.

         Compensating Interest: As to any Remittance Date, an amount equal to the lesser of (a) the Monthly Servicing Fee for the related Collection Period and (b) the difference between (i) 30 days' interest (at the related Mortgage Loan Rates, net of the Servicing Fee Rate) on the Principal

Balance of each Mortgage Loan as to which a Principal Prepayment was received, that became a Liquidated Mortgage Loan or that was otherwise charged-off (before giving effect to any related reduction in the Principal Balance of such Mortgage
Loan) by the Servicer during the related Collection Period and (ii) the amount of interest actually collected by the Servicer for such Mortgage Loans during such Collection Period.

         Cumulative Loss Rate Event: Any Remittance Date occurring during the periods indicated in the following table on which the Loss Percentage exceeds the indicated percentage:

                    Remittance Dates
         from and including         to but excluding        Loss Percentage
         ------------------         ----------------        ---------------
         April 1997                 April 1998                     0.75%
         April 1998                 April 1999                     1.25%
         April 1999                 April 2000                     2.00%
         April 2000                 April 2001                     2.75%

and, with respect to any Remittance Date thereafter, any Remittance Date on which the Loss Percentage exceeds 3.50%.

         Cut-off Date: As to any Mortgage Loan, the date specified as such on the Mortgage Loan Schedule.

         Delinquency Percentage: As to any Remittance Date, the percentage equivalent of the fraction obtained by dividing (i) the aggregate of the Principal Balances of all Mortgage Loans, as the case may be, that were then 90 days contractually delinquent as of the end of the related Collection Period or were either foreclosed upon or transferred pursuant to Section 2.05 during such Collection Period, by (ii) the aggregate of the Principal Balances of all of the Mortgage Loans as of such Remittance Date.

         Delinquency Rate Event: Any Remittance Date on which the Rolling Delinquency Percentage equals or exceeds 17.00%.

         Determination Date: As to any Remittance Date, the last day of the calendar month immediately preceding the calendar month in which such Remittance Date occurs.

         Eligible Account: Either (A) a segregated account or accounts maintained with an institution the deposits of which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, the unsecured and uncollateralized debt obligations of which shall be rated "A" or better by Standard & Poor's and "A2" or better by Moody's and in the highest short term rating category by Standard & Poor's and Moody's, and that is either
(i) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws, (iv) a principal subsidiary of a bank holding company and (v) approved in writing by the Financial Guaranty Insurer or (B) a trust account maintained with the trust department of a federal or state chartered depository institution or trust company, having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity, the unsecured and uncollateralized debt obligations of which shall be rated "Baa3" or better by Moody's. Any Eligible Accounts maintained with the Indenture Trustee shall conform to the preceding clause (B).

         Event of Default:  As defined in Section 6.01.

         FDIC: The Federal Deposit Insurance Corporation and its successors in interest.

         FEMA: The Federal Emergency Management Agency and its successors in interest.

         FHLMC: The Federal Home Loan Mortgage Corporation and its successors in interest.

         Financial Guaranty Insurance Policy: The Financial Guaranty Insurance Policy (No. 50574-N), dated March 26, 1997, including any endorsements thereto, issued by the Financial Guaranty Insurer for the benefit of the Bondholders, pursuant to which the Financial Guaranty Insurer guarantees payment of Insured Amounts.

         Financial Guaranty Insurer: Financial Security Assurance Inc., a stock insurance company organized and created under the laws of the State of New York, and any successors thereto.

         Financial Guaranty Insurer Default: The existence and continuance of any of the following:

                    (a) the Financial Guaranty Insurer fails to make a payment required under the Financial Guaranty Insurance Policy in accordance with its terms;

                    (b) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Financial Guaranty Insurer in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, rehabilitation, reorganization or other similar law or (ii) a decree or order adjudging the Financial Guaranty Insurer bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, rehabilitation, arrangement, adjustment or composition of or in respect of the Financial Guaranty Insurer under any applicable United States federal or state law, or appointing a custodian, receiver, liquidator, rehabilitator, assignee, trustee, sequestrator or other similar official of the Financial Guaranty Insurer or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

                    (c) the commencement by the Financial Guaranty Insurer of a voluntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent of the Financial Guaranty Insurer to the entry of a decree or order for relief in respect of the Financial Guaranty Insurer in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency case or proceeding against Financial Guaranty Insurer, or the filing by the Financial Guaranty Insurer of a petition or answer or consent seeking reorganization or relief under any applicable United States federal or state law, or the consent by the Financial Guaranty Insurer to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Financial Guaranty Insurer or of any substantial part of its property, or the failure by the Financial Guaranty Insurer to pay debts generally as they become due, or the admission by the Financial Guaranty Insurer in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Financial Guaranty Insurer in furtherance of any such action.

         Financial Guaranty Insurer Parties: The Financial Guaranty Insurer or its respective agents, representatives, directors, officers or employees.

         FNMA: The Federal National Mortgage Association and its successors in interest.

         Gross Margin: With respect to any Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note, which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine the Mortgage Loan Rate.

         Indenture: The indenture, dated as of March 1, 1997, between the Issuer and the Indenture Trustee pursuant to which the Mortgage Loans and certain other assets included in the Trust Estate are pledged as collateral for the Bonds, and any supplements or amendments thereto.

         Indenture Trustee: Bankers Trust Company of California, N.A., a national banking association, and its successors in interest or any successor trustee appointed as provided pursuant to the Indenture.

         Indenture Trustee Fee: The annual fee of the Indenture Trustee, which shall be determined as set forth in a separate Letter Agreement between the Indenture Trustee and the Servicer, payable by the Servicer pursuant to Section 6.05.

         Index: With respect to any Mortgage Loan, the applicable index for computing the Mortgage Loan Rate as specified in the Mortgage Note.

         Information:  As defined in Section 3.02.

         Initial Mortgage Loan Conveyance Agreement: That certain agreement, dated as of March 1, 1997, between Aames Capital Corporation, as seller, and the Transferor, as purchaser, pursuant to which the Transferor acquired the Mortgage Loans included in the Mortgage Pool as of the Closing Date.

         Initial Pool Balance: The aggregate of the Principal Balances of the Mortgage Loans included in the Mortgage Pool as of the Closing Date, determined as of the applicable Cut-off Date with respect to each such Mortgage Loan (after application of all payments of principal received in respect of any such Mortgage Loan before the applicable Cut-off Date), which amount is $335,635,754.48.

         Insurance Proceeds: With respect to any Remittance Date, proceeds paid by any insurer (other than the Financial Guaranty Insurer) and received by the Servicer during the related Collection Period pursuant to any insurance policy covering a Mortgage Loan or the related Mortgaged Property, including any deductible payable by the Servicer with respect to a blanket insurance policy pursuant to Section 2.03 and the proceeds from any fidelity bond or errors and omission policy pursuant to Section 2.11, net of any component thereof covering any expenses incurred by or on behalf of the Servicer and specifically reimbursable under this Agreement.

         Insured Amount:  As defined in the Indenture.

         Issuer: Aames Capital Owner Trust 1997-1, as issuer of the Bonds pursuant to the Indenture.

         Liquidated Mortgage Loan: As to any Remittance Date, any Mortgage Loan
(i) as to which the Servicer has determined, in accordance with the servicing procedures specified herein, during the related Collection Period that all Liquidation Proceeds that it expects to recover from or on account of such Mortgage Loan have been recovered, (ii) that has been purchased by the Servicer pursuant to Section 2.01 or Section 2.05 on or prior to such Remittance Date or
(iii) that has been purchased by the Financial Guaranty Insurer pursuant to
Section 8.19 of the Indenture on or prior to such Remittance Date.

         Liquidation Expenses: Expenses that are incurred by the Servicer in connection with the liquidation of any Mortgage Loan and not recovered under any insurance policy or from any Mortgagor. Such expenses shall include, without limitation, legal fees and expenses, real estate brokerage commissions, any unreimbursed amount expended by the Servicer pursuant to Section 2.05 respecting the related Mortgage Loan, any other related and previously unreimbursed Servicing Advances and any related and previously unreimbursed Property Protection Expenses.

         Liquidation Proceeds: Cash (other than Insurance Proceeds) received in connection with the liquidation of any Mortgaged Property, whether through trustee's sale, foreclosure sale, condemnation, taking by eminent domain or otherwise received in respect of any Mortgage Loan foreclosed upon as described in Section 2.05 (including, without limitation, proceeds from the rental of the related Mortgaged Property).

         Liquidation Report: A liquidation report in the form of Exhibit C attached hereto.

         Loss Percentage: As to any Remittance Date, the percentage equivalent of the fraction obtained by dividing (i) the principal amount of cumulative Realized Losses on the Mortgage

Loans from the applicable Cut-off Dates through the end of the related Collection Period by (ii) the sum of the Initial Pool Balance and the Prefunding Account Deposit.

         Maximum Rate: With respect to any Mortgage Loan, any absolute maximum Mortgage Loan Rate set by provisions in the related Mortgage Note.

         Minimum Rate: With respect to any Mortgage Loan, any absolute minimum Mortgage Loan Rate, set by provisions in the related Mortgage Note, subject to the initial Mortgage Loan Rate first adjusting to a level in excess of such minimum Mortgage Loan Rate in accordance with the terms of the Mortgage Note.

         Monthly Advance:  As defined in Section 4.01(a).

         Monthly Mortgage Payment: With respect to any Mortgage Note, the amount of each monthly payment payable under such Mortgage Note in accordance with its terms, including one month's accrued interest on the related Principal Balance at the then applicable Mortgage Loan Rate, but net of any portion of such monthly payment that represents late payment charges, prepayment or extension fees or collections allocable to payments to be made by Mortgagors for payment of insurance premiums or similar items.

         Monthly Servicing Fee: With respect to any Collection Period, 1/12 of the product of the Servicing Fee Rate and the aggregate Principal Balance of the Mortgage Loans as of the close of business on the Determination Date occurring in the preceding month (or, in the case of the first Collection Period, the Initial Pool Balance). The Monthly Servicing Fee shall be payable on the following Remittance Date to the Servicer from amounts on deposit in the Collection Account as servicing compensation hereunder pursuant to Section 2.07.

         Moody's: Moody's Investors Service, Inc. and its successors in interest.

         Mortgage: The mortgage, deed of trust or other instrument creating a first lien on an estate in fee simple in real property securing a Mortgage Loan.

         Mortgage File: The mortgage documents listed in Exhibit C to the Initial Mortgage Loan Conveyance Agreement pertaining to a particular Mortgage Loan and any additional documents required to be added to such Mortgage File pursuant to the Initial Mortgage Loan Conveyance Agreement or this Agreement.

         Mortgage Loan: Each of the mortgage loans transferred and assigned to the Indenture Trustee pursuant to the Indenture that from time to time comprise part of the Trust Estate, all of which originally so held being identified in the Mortgage Loan Schedule attached hereto as Schedule II. All of the Mortgage Loans have a Mortgage Loan Rate that is adjustable at regular periodic intervals, based on the Index plus the related Gross Margin subject to any Minimum Rate, Maximum Rate and any periodic limitations on adjustment from time to time, all as set forth in the Mortgage Loan Schedule.

         Mortgage Loan Rate: With respect to any Mortgage Loan, the per annum rate of interest computed in accordance with the provisions of the related Mortgage Note as the sum of the Index and the Gross Margin, subject to any Minimum Rate, the Maximum Rate or periodic limitation on adjustments to such rate applicable from time to time to the calculation of interest thereon. All of the Mortgage Loans have a Mortgage Loan Rate that is adjustable at regular periodic intervals, based on the Index plus the related Gross Margin subject to any Minimum Rate, Maximum Rate and any periodic limitations on adjustment from time to time, all as set forth in the Mortgage Loan Schedule.

         Mortgage Loan Schedule: As of any date, the schedule of Mortgage Loans then subject to this Agreement. The initial schedule of Mortgage Loans as of the Cut-off Dates therefor is attached hereto as Schedule II. The Mortgage Loan Schedule shall be amended from time to time to reflect the addition of Mortgage Loans to the Trust Estate pursuant to the Indenture.

         Mortgage Note: The note or other instrument evidencing the indebtedness of a Mortgagor under the related Mortgage Loan.

         Mortgaged Property:  The underlying property securing a Mortgage Loan.

         Mortgagor:  The obligor under a Mortgage Note.

         Net Liquidation Proceeds: As to any Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses. For all purposes of this Agreement, Net Liquidation Proceeds shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the Principal Balance thereof.

         Nonrecoverable Advance: Any Servicing Advance that, in the Servicer's reasonable judgment, would not be ultimately recoverable by the Servicer from late collections, Insurance Proceeds or Liquidation Proceeds on the related Mortgage Loan or otherwise, as evidenced by an Officer's Certificate delivered to the Financial Guaranty Insurer and the Indenture Trustee no later than the Business Day following the Servicer's determination thereof.

         Officer's Certificate: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, Chief Operating Officer or a Vice President of the Mortgage Loan Seller, the Transferor, the Servicer or, in the case of the Issuer, an authorized signatory of the Owner Trustee, as the case may be, and delivered to the Indenture Trustee, Bond Insurer or each Rating Agency, as the case may be.

         Opinion of Counsel: A written opinion of counsel reasonably acceptable to the Indenture Trustee and, in the case of opinions delivered to Financial Guaranty Insurer, reasonably acceptable to it, who may be in-house counsel for the Issuer or the Servicer. Any expense related to obtaining an Opinion of Counsel for an action requested by a party shall be borne by the party required to obtain such opinion or seeking to effect the action that requires the delivery of such Opinion of Counsel.

         Original Principal Amount: With respect to any Mortgage Loan, the original principal amount due under the related Mortgage Note as of its date of origination.

         Payment Ahead: Any payment of one or more Monthly Mortgage Payments remitted by a Mortgagor with respect to a Mortgage Note in excess of the Monthly Mortgage Payment due during such Collection Period with respect to such Mortgage Note, which sums the related Mortgagor has instructed the Servicer to apply to Monthly Mortgage Payments due in one or more subsequent Collection Periods. A Monthly Mortgage Payment that was a Payment Ahead shall, for purposes of computing certain amounts under this Agreement, be deemed to have been received by the Servicer on the date in the related Collection Period on which such Monthly Mortgage Payment would have been due if such Monthly Mortgage Payment was not a Payment Ahead.

         Payment Date: The date of payment on the Bonds pursuant to the Indenture, which date is the 15th day of each month or, if such day is not a Business Day, the Business Day immediately following such 15th day, beginning April 15, 1997.

         Payoff Notice: The certification delivered by the Servicer in connection with any payment in full of the outstanding principal balance of a Mortgage Loan pursuant to Section 2.06, to be substantially in the form of Exhibit B.

         Percentage Interest:  As defined in the Indenture.

         Permitted Investments: One or more of the following obligations, instruments and securities:

                  (a) direct general obligations of, or obligations fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

                  (b) Federal Housing Administration debentures, FHLMC senior debt obligations and FNMA senior debt obligations, but excluding any of such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption or that are not rated in one of the two highest rating categories by each Rating Agency;

                  (c) federal funds, certificates of deposit, time and demand deposits and banker's acceptances (in each case having original maturities of not more than 365 days) of any bank or trust company incorporated under the laws of the United States or any state thereof, provided that the short-term debt obligations of such bank or trust company at the date of acquisition thereof have been rated "A-1" or better by Standard & Poor's and Prime-1 or better by Moody's;

                  (d) deposits of any bank or savings and loan association that has combined capital, surplus and undivided profits of at least $100,000,000 which deposits are held up to the applicable limits insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC;

                  (e) commercial paper (having original maturities of not more than 180 days) that has the highest short term rating of each of Standard & Poor's and Moody's;

                  (f) investments in money market funds rated "AAAm" or "AAAm-G" by Standard & Poor's and Aaa by Moody's; and

                  (g) investments approved in writing by Standard & Poor's, the Financial Guaranty Insurer and Moody's;

provided that no investment described hereunder shall evidence either the right to receive (i) only interest with respect to obligations underlying such instrument or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity of the underlying obligations; and provided, further, that no instrument described hereunder may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity. Permitted Investments shall mature not later than the Business Day prior to the date on which such monies will be needed to make payments. Notwithstanding the foregoing, with respect to investment of amounts in any account, any of the foregoing obligations, instruments or securities will not be Permitted Investments to the extent that an investment therein will cause the then outstanding principal amount thereof in which such funds are then invested to exceed $25,000,000 (such investments being valued at par).

         Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         Prefunding Account: The segregated trust account established and maintained by the Indenture Trustee pursuant to Section 8.03 of the Indenture.

         Prefunding Account Deposit:  $82,720,605.

         Principal Balance: As to any Mortgage Loan and any Determination Date, the actual outstanding principal amount thereof as of the close of business on the Determination Date in the preceding month (or, in the case of the first Determination Date, as of the applicable Cut-off Date) less (i) any Principal Payments received in respect of such Mortgage Loan during the related Collection Period and (ii) Net Liquidation Proceeds and Trust Insurance Proceeds allocable to principal recovered or collected in respect of such Mortgage Loan during the related Collection Period; provided, however that a Mortgage Loan that has become a Liquidated Mortgage Loan since the preceding Determination Date (or, in the case of the first Determination

Date, since the applicable Cut-off Date) will be deemed to have a Principal Balance of zero on the current Determination Date.

         Principal Payment: As to any Mortgage Loan and Collection Period, all amounts received or, in the case of the principal portion of any Payment Ahead, deemed to have been received by the Servicer from or on behalf of the related Mortgagor during such Collection Period (including Principal Prepayments) that, at the time of receipt or, in the case of any Payment Ahead, at the time such Payment Ahead is deemed to have been received, were applied or were required to be applied by the Servicer in reduction of the Principal Balance of such Mortgage Loan.

         Principal Prepayment: As to any Mortgage Loan and Collection Period, any payment by a Mortgagor or other recovery in respect of principal on a 000000000Mortgage Loan (including Net Liquidation Proceeds) that, in the case of a payment by a Mortgagor, is received in advance of its scheduled due date and is not a Payment Ahead.

         Property Protection Expenses: Expenses (exclusive of overhead expenses) reasonably paid or incurred by or for the account of the Servicer in connection with the preservation or protection of a Mortgaged Property or the security of a Mortgaged Property, including (a) hazard insurance policy premiums, (b) real estate taxes and property repair, replacement, protection and preservation expenses, and (c) similar expenses reasonably paid or incurred to preserve or protect the value of such Mortgaged Property or security (including but not limited to reasonable legal fees and expenses).

         Purchase Price: With respect to any Mortgage Loan to be purchased by the Servicer pursuant to Section 2.01 or Section 2.05, an amount equal to (i) the sum of (A) the Principal Balance of such Mortgage Loan as of the beginning of the Collection Period next preceding the Remittance Date on which such purchase is required to occur, (B) interest computed at the applicable Mortgage Loan Rate on such Principal Balance from the date to which interest was last paid by the Mortgagor to the last day of the Collection Period immediately preceding the Remittance Date on which such purchase occurs and (C) any previously unreimbursed Servicing Advances made on or in respect of such Mortgage Loan, less (ii) any payments of principal and interest in respect of such Mortgage Loan made by or on behalf of the related Mortgagor during such Collection Period.

         Rating Agencies: Standard & Poor's and Moody's (each, a "Rating Agency"). If either such agency or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical credit rating agency, or other comparable Person, designated by the Servicer, notice of which designation shall be given to the Indenture Trustee.

         Realized Loss: With respect to any Liquidated Mortgage Loan, the amount, if any, by which the Principal Balance of such Mortgage Loan and accrued and unpaid interest thereon (determined as of the Determination Date immediately prior to such Mortgage Loan becoming a Liquidated Mortgage Loan) exceeds the Net Liquidation Proceeds, if any, in respect of such Mortgage Loan, which amount shall in no event exceed the Principal Balance of such Mortgage

Loan (determined as of the Determination Date immediately prior to such Mortgage Loan becoming a Liquidated Mortgage Loan).

         Remittable Funds: With respect to any Remittance Date, the amount equal to the aggregate of the following amounts:

                  (a) all payments in respect of or allocable to interest received or deemed to have been received during the related Collection Period, net of amounts representing interest accrued in respect of any period prior to the applicable Cut-off Dates;

                  (b) all Principal Payments received or deemed to have been received during the related Collection Period;

                  (c) all Trust Insurance Proceeds and Net Liquidation Proceeds (excluding any amount paid to the Issuer pursuant to Section 2.05) received during the related Collection Period;

                  (d) the aggregate of the amounts deposited in the Collection Account by the Servicer in connection with any purchase or shortage pursuant to Sections 2.01 or 2.05 of this Agreement;

                  (e) the amount of Monthly Advances made by the Servicer in respect of such Remittance Date pursuant to Section 4.01(a); and

                  (f) the amount of any Compensating Interest paid by the Servicer in respect of such Remittance Date;

but net of the following amounts:

                  (i) the Monthly Servicing Fee and any other compensation payable to the Servicer pursuant to Section 2.07 for the related Collection Period (without regard to any Compensating Interest payable therefrom) to the extent not previously paid to the Servicer;

                  (ii) the aggregate amount of Monthly Advances and Servicing Advances (other than those included in the Liquidation Expenses for any Liquidated Mortgage Loan and reimbursed from the related Liquidation Proceeds) reimbursable to the Servicer on such Remittance Date pursuant to the provisions of this Agreement; and

                  (iii) any amount deposited into the Collection Acco0unt that may not be withdrawn therefrom pursuant to a final and nonappealable order of a United States bankruptcy court of competent jurisdiction imposing a stay pursuant to Section 362 of the United States Bankruptcy Code and that would otherwise have been included in Remittable Funds on such Remittance Date.

         Remittance Date: As to any Payment Date, the third Business Day prior to such Payment Date.

         REO Property:  As defined in Section 4.01(a).

         Responsible Officer: When used with respect to the Indenture Trustee, the Chairman or Vice Chairman of the Board of Directors or Trustees, the Chairman or Vice Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         Rolling Delinquency Percentage: For any Remittance Date, the average of the Delinquency Percentages as of the last day of each of the six (or one, two, three, four and five in the case of the first five Remittance Dates, as applicable) most recently ended Collection Periods.

         Rolling Loss Percentage: For any Remittance Date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Realized Losses incurred during the preceding 12 Collection Periods, and the denominator of which is the aggregate Principal Balances of the Mortgage Loans as of the first day of the 12th preceding Collection Period.

         Rolling Loss Rate Event: Any Remittance Date on or after the Remittance Date in April 1998 on which the Rolling Loss Percentage exceeds 1.25%.

         Servicer: Aames Capital Corporation or any successor servicer appointed as provided pursuant to this Agreement.

         Servicer Extension Notice:  As defined in Section 5.06.

         Servicer Remittance Report: The monthly report prepared by the Servicer and delivered to the parties specified in Section 3.01.

         Servicing Advances: All reasonable and customary "out-of-pocket" costs and expenses incurred in the performance by the Servicer of its servicing obligation, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Property, including without limitation advances in respect of real estate taxes and assessments and insurance premiums on fire, hazard and, if applicable, flood insurance policies,
(ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Section 2.03.

         Servicing Fee Rate:  With respect to each Collection Period, 0.50%.

         Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers annexed to an Officer's Certificate furnished to the Indenture Trustee by the Servicer, as such list may from time to time be amended.

         Standard & Poor's: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and its successors in interest.

         Sub-Servicer: Any Person, including an Affiliate of the Servicer, with whom the Servicer has entered into a Sub-Servicing Agreement and who satisfies the requirements set forth in Section 2.14 hereof in respect of the qualification of a Sub-Servicer. The Sub-Servicers with respect to any of the Mortgage Loans as of the applicable Cut-off Dates are listed on Schedule I attached to this Agreement.

         Sub-Servicing Account: Any segregated trust account, which shall at all times be an Eligible Account, established and maintained pursuant to Section 2.02(b) and entitled "[Sub-Servicer], in trust for the benefit of Holders of Aames Capital Owner Trust 1997-1 Adjustable Rate Asset-Backed Bonds, Series 1997-1, Collection Account". References herein to the Collection Account shall include any Sub-Servicing Account as the context requires.

         Sub-Servicing Agreement: A written contract between the Servicer and any Sub-Servicer relating to the servicing and/or administration of certain Mortgage Loans.

         Term of Service:  As defined in Section 5.06.

         Transferor: Aames Capital Acceptance Corp., as transferor of the Mortgage Loans to the Issuer pursuant to the terms of that certain Mortgage Loan Contribution Agreement, dated as of March 1, 1997, between Aames Capital Acceptance Corp. and the Issuer.

         Trust Estate: As defined in the Indenture.

         Trust Estate Parties:  As defined in Section 3.02.

         Trust Insurance Proceeds: Insurance Proceeds that (a) are applied by the Servicer to reduce the Principal Balance of the related Mortgage Loan and
(b) not applied to the restoration or repair of the related Mortgaged Property or released to the related Mortgagor in accordance with the Servicer's normal servicing procedures or the terms of the related Mortgage Loan.

         Trust Paying Agent: The Person designated as paying agent of the Issuer in that certain Trust Agreement, dated as of March 1, 1997, between Aames Capital Acceptance Corp., as depositor, and Wilmington Trust Company, as owner trustee.

         Vice President: Any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

         Voting Interest: With respect to any provisions hereof providing for the action, consent or approval of the Holders of all Bonds evidencing specified Voting Interests in the Trust Estate, the Bondholders will collectively be entitled to 100% of the aggregate Voting Interests represented by all Bonds. Voting Interests allocated to the Bonds shall be allocated in proportion to the Bond Balance. With respect to any provision hereof providing for action, consent or approval of the Bonds, each Holder of the Bonds will have a Voting Interest in the Bonds equal to such Holder's Percentage Interest in the Bonds.

         Section 1.02. Interest Calculations. All calculations of interest at the Mortgage Loan Rate that are made in respect of the Principal Balance of a Mortgage Loan, shall be made on a daily basis using a 360-day year of twelve 30-day months.

         Section 1.03. Determination of Material Adverse Effect. Whenever a determination is to be made under this Agreement as to whether a given action, course of conduct, event or set of facts or circumstances could or would have a material adverse effect on the Trust Estate or any Bondholder (or any similar or analogous determination), such determination shall be made without giving effect to the insurance provided by the Financial Guaranty Insurance Policy.

                                   ARTICLE TWO
                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

         Section 2.01. The Servicer and the Sub-Servicers. Acting directly or through one or more Sub-Servicers as provided in Section 2.14, the Servicer, as servicer, shall administer the Mortgage Loans with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to all comparable home equity mortgage loans that it services for itself or others. The duties of the Servicer shall include collecting and posting of all payments, responding to inquiries of Mortgagors or by federal, state or local government authorities with respect to the Mortgage Loans, investigating delinquencies, reporting tax information to Mortgagors in accordance with its customary practices and accounting for collections and furnishing monthly and annual statements to the Issuer and the Indenture Trustee with respect to payments and making Monthly Advances and Servicing Advances pursuant to Section 4.01. The Servicer shall follow its customary standards, policies and procedures in performing its duties as Servicer, to the extent not in conflict with the provisions of this Agreement. Notwithstanding the appointment of any Sub-Servicer, the Servicer shall remain liable for the performance of all of the servicing obligations and responsibilities under this Agreement. The Servicer shall maintain all licenses and qualifications necessary under the laws of Arizona, California, Colorado, Nevada, Oregon, Utah and Washington to perform the servicing obligations hereunder. If the Servicer commences directly to service a material number or principal amount of Mortgage Loans with related Mortgaged Properties located in any other state, the Servicer will use its reasonable efforts promptly to obtain, and thereafter to maintain, all licenses and qualifications necessary to perform its servicing obligations hereunder in each such state. Each Sub-Servicer shall maintain all licenses and qualifications necessary to perform its servicing obligations in the states where the Mortgaged Properties to which the applicable Sub-Servicing Agreement relates are located. The Servicer shall cooperate with the Issuer and the Indenture Trustee and furnish to the Issuer and the Indenture Trustee such information in its possession as may be necessary or appropriate to enable the Issuer and the Indenture Trustee to perform their tax reporting duties hereunder. The Issuer and the Indenture Trustee shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

         As promptly as practicable subsequent to the Closing Date, and in any event, within 30 days thereafter, the Servicer shall (i) affix the Indenture Trustee's name to each assignment of Mortgage, as the assignee thereof, (ii) cause such assignment to be in proper form for recording in the appropriate public office for real property records and (iii) cause to be delivered for recording in the appropriate pubic office for real property records the assignments of the Mortgages to the Indenture Trustee, except that, with respect to any assignments of Mortgage as to which the Servicer has not received the information required to prepare such assignment in recordable form, the Servicer shall be obligated to prepare and to deliver such assignment for such recording as soon as practicable after receipt of such information and in any event within 30 days after receipt thereof (and in no event more than one year after the Closing Date) and that the Servicer need not cause to be recorded any assignment that relates to a Mortgage Loan in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel or other documentation delivered by the Servicer (as the Servicer's expense) to the Indenture Trustee, the recordation of such assignment is not necessary to protect the Indenture Trustee's and the Bondholders' interest in the related Mortgage Loan.

         The Servicer shall enforce each Mortgage Loan and shall timely calculate, record, report and apply all Mortgage Loan Rate adjustments in accordance with the related Mortgage Note. The Servicer's record shall, at all times, reflect the then-current Mortgage Loan Rate and Monthly Mortgage Payment and the Servicer shall timely notify the Mortgagor of any changes to the Mortgage Loan Rate and the Monthly Mortgage Payment. If the Servicer fails to adjust the Mortgage Loan Rate or the Monthly Mortgage Payment in accordance with the terms of the Mortgage Note for the related Mortgage Loan, or if the Servicer fails to notify the related Mortgagor of any such adjustment as required under the terms of such Mortgage Note, or if any liability, claim or defense arises with respect to any Mortgage Loan solely as a result of any such failure, the Servicer shall pay, from its own funds and without right of reimbursement therefor, any shortage in amounts collected or collectible on the related Mortgage Loan that results. The Servicer shall transfer any amounts in respect of such shortage to the Indenture Trustee for deposit in the Bond Account, as described in Section 2.02(e).

         Without limiting the generality of the foregoing, the Servicer (i) shall continue, and is hereby authorized and empowered by the Issuer and the Indenture Trustee, to execute and deliver, on behalf of itself, the Issuer, the Bondholders and the Indenture Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the related Mortgaged Properties (ii) may consent to any modification of the terms of any Mortgage Note not expressly prohibited hereby if the effect of any such modification will not be to materially and adversely affect the security afforded by the related Mortgaged Property or to decrease or slow (other than as permitted by Section 2.02(a)(ii)) the timing of receipt of any payments required thereunder and (iii) shall not consent to the placing of a lien senior to or on parity with that of the Mortgage on the related Mortgaged Property. In the event that notwithstanding the provisions of clause (iii) above the Servicer shall consent to the placing of a lien senior to or on a parity with that of the Mortgage on a Mortgaged Property, the Servicer shall purchase on the next Remittance Date such Mortgage Loan (including any property acquired in respect thereof and any insurance policy or insurance proceeds with respect thereto) from the Trust Estate at a price equal to the Purchase Price and transfer such amount to the Indenture Trustee for deposit in the Bond Account on such Remittance Date pursuant to Section 2.02(e). For purposes of this Agreement, any such purchase shall be deemed to be a prepayment of such Mortgage Loan. It is understood and agreed that the obligation of the Servicer to purchase any Mortgage Loan (or property acquired in respect thereof or insurance policy or insurance proceeds with respect thereto) pursuant to the second immediately preceding sentence shall constitute the sole remedy against it respecting such breach available to the Bondholders or the Indenture Trustee and such obligation shall survive any resignation or termination of the consenting Servicer under this Agreement.

         The Servicer may sue to enforce or collect on any of the Mortgage Loans or any insurance policy covering a Mortgage Loan, in its own name if possible, or on behalf of the Issuer or the Indenture Trustee. If the Servicer commences a legal proceeding to enforce a Mortgage Loan or any such insurance policy, the Issuer and the Indenture Trustee shall thereupon be deemed to have automatically assigned the Mortgage Loan or the rights under such insurance policy to the Servicer for purposes of collection only. If, however, in any suit or legal proceeding for enforcement, it is held that the Servicer may not enforce or collect on a Mortgage Loan or any insurance policy covering a Mortgage Loan on the ground that it is not a real party in interest or a holder entitled to enforce such Mortgage Loan or such insurance policy, as the case may be, then the Issuer and the Indenture Trustee shall, upon the written request of a Servicing Officer, furnish the Servicer with such powers of attorney and other documents as are necessary or appropriate to enable the Servicer to enforce such Mortgage Loan or insurance policy, as the case may be.

         The Servicer, on behalf of the Issuer, shall execute, deliver and take all actions reasonably necessary to protect the Trust Estate pursuant to Section
3.05 of the Indenture and shall, on behalf of the Issuer, execute and deliver and take any additional actions as shall be deemed necessary to effect the administrative obligations of the Issuer under the Indenture.

         The relationship of the Servicer to the Issuer and the Indenture Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

         Section 2.02. Collection of Certain Mortgage Loan Payments; Collection Account. (a) The Servicer shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it follows from time to time with respect to home equity mortgage loans in its servicing portfolio that are comparable to the Mortgage Loans; provided that the Servicer shall always at least follow collection procedures that are consistent with or better than standard industry practices. Consistent with the foregoing, the Servicer may in its discretion (i) waive any assumption fees, late payment charges, charges for checks returned for insufficient funds, prepayment fees, if any, or other fees that may be collected in the ordinary course of servicing the Mortgage Loans, (ii) if a Mortgagor is in default or about to be in default because of a Mortgagor's financial condition, arrange with the Mortgagor a schedule for the payment of delinquent payments due on the related Mortgage Loan or (iii) modify payments of monthly principal and interest on any Mortgage Loan becoming subject to the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, in accordance with the Servicer's general policies for comparable home equity mortgage loans subject to such Act; provided, however, that with respect to any arrangement referred to in clause
(ii) above, the Servicer shall not agree to any extension or modification of the related Mortgage Note unless the Servicer shall have first given the Financial Guaranty Insurer telephonic and telecopied notice of its intention to make such extension or modification and the Financial Guaranty Insurer, within two Business Days after such notice is given, has not given telephonic and telecopied notice to the Servicer that it does not approve of such extension or modification.

         (b) The Servicer shall establish and maintain, or cause to be established and maintained, one or more Eligible Accounts that in the aggregate are the Collection Account. All amounts held in the Collection Account shall be invested by the depository institution or trust company then maintaining the account at the written direction of the Servicer in Permitted Investments that mature not later than the Remittance Date next succeeding the date of investment. The Servicer shall not retain any cash or investment in the Collection Account for a period in excess of 12 months and cash therein shall be considered transferred on a first-in, first-out basis to the Indenture Trustee for inclusion in the Bond Account, as described in Section 2.02(e). All net income and gain realized from any such investment shall be for the benefit of the Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time. Any losses realized in connection with any such investment shall be for the account of the Servicer and the Servicer shall deposit or cause to be deposited the amount of such loss (to the extent not offset by income from other investments) in the Collection Account immediately upon the realization of such loss and shall have no right to reimbursement therefor.

         (c) Subject to Section 2.02(d), the Servicer shall deposit in the Collection Account each of the following payments on and collections in respect of the Mortgage Loans as soon as practicable, but in no event later than the close of business on the second Business Day after its receipt thereof:

             (i) all payments in respect of or allocable to interest on the Mortgage Loans (including any net income from REO Properties);

            (ii)  all Principal Payments;

           (iii)  all Payments Ahead;

            (iv)  all Net Liquidation Proceeds; and

             (v) all Trust Insurance Proceeds (including, for this purpose, any amounts required to be credited by the Servicer pursuant to the last sentence of
Section 2.03).

         The Servicer shall replace all amounts previously withdrawn from the Collection Account and applied by the Servicer towards the payment of a Monthly Advance pursuant to Section 4.01(a) or towards the payment of a Servicing Advance pursuant to Section 4.01(b) by depositing into the Collection Account on or prior to the Remittance Date immediately following such withdrawal an amount equal to the total of all such amounts so applied since the immediately preceding Remittance Date.

         The foregoing requirements respecting deposits to the Collection Account are exclusive, it being understood that, without limiting the generality of the foregoing, the Servicer need not deposit in the Collection Account amounts representing fees, late payment charges, charges for checks returned for insufficient funds, prepayment fees, if any, or extension or other administrative charges paid by Mortgagors or amounts received by the Servicer for the account of Mortgagors for application towards the payment of taxes, insurance premiums, assessments and similar items. The amounts deposited in the Collection Account are subject to withdrawal, from time to time, to make transfers to the Indenture Trustee for deposit into the Bond Account pursuant to
Section 2.02(e), to pay itself the Monthly Servicing Fee pursuant to Section
2.07 and to make Servicing Advances or to reimburse itself for Servicing Advances, as applicable, in either case in accordance with Section 4.01(b), to make Monthly Advances in accordance with Section 4.01(a) or to reimburse itself for payments of Monthly Advances to the extent of recoveries of interest relating to the Mortgage Loans that were the subject of such Monthly Advances. In addition, if the Servicer deposits in the Collection Account any amount not required to be so deposited or any amount in respect of payments by Mortgagors made by checks subsequently returned for insufficient funds or other reason for non-payment, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

         (d) Upon such terms as the Financial Guaranty Insurer, Standard & Poor's and Moody's may approve, the Servicer may make the deposits to the Collection Account referred to in Section 2.02(c) on a later day than the second Business Day after receipt of the amounts required to be so deposited, which terms and later day shall be specified by the Financial Guaranty Insurer, Standard & Poor's and Moody's and confirmed to the Indenture Trustee and the Servicer in writing.

         (e) At or before 11:00 a.m. Los Angeles time on each Remittance Date, the Servicer shall withdraw from the Collection Account all amounts on deposit therein that constitute any portion of Remittable Funds for the related Remittance Date (including any amounts therein that are being held for remittance on a subsequent Remittance Date and are applied toward the Monthly Advance for the related Remittance Date pursuant to Section 4.01(a)) and remit such amounts to the Indenture Trustee for deposit in the Bond Account. In addition, any amounts required pursuant to the Indenture to be deposited into the Bond Account in connection with a purchase of any Mortgage Loans by the Servicer pursuant to the Indenture and any other amounts (including Monthly Advances and Compensating Interest for such Remittance Date) required by this Agreement to be deposited by the Servicer with the Indenture Trustee shall be remitted to the Indenture Trustee for deposit in the Bond Account on the applicable Remittance Date.

         Section 2.03. Hazard Insurance Policies. The Servicer shall cause to be maintained for each Mortgage Loan (including Mortgage Loans as to which the related Mortgaged Property has been acquired on behalf of the Indenture Trustee upon foreclosure, by deed in lieu of foreclosure or comparable conversion), hazard insurance (including flood insurance coverage, if obtainable, to the extent such property is located in a federally designated flood area in such amount as is required under applicable FEMA guidelines) with extended coverage in an amount that is not less than the least of (i) the maximum insurable value from time to time of the improvements that are a part of such property, or (ii) the principal balance of such Mortgage Loan, determined in the case of a Mortgage Loan that has been foreclosed at the time of such foreclosure, plus accrued interest and the good-faith estimate of the Servicer of related Liquidation Expenses to be incurred in connection therewith; provided, further, that such hazard insurance shall be in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. Each such hazard insurance policy shall contain a standard mortgage clause naming the originator, its successors and assigns, as mortgagee and shall require prior notice to the insured of termination or cancellation. The Servicer shall be under no obligation to require that any Mortgagor maintain earthquake or other additional insurance and shall be under no obligation itself to maintain any such additional insurance on property acquired in respect of a Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. Amounts collected by the Servicer under any such policies shall be deposited in the Collection Account in accordance with Section 2.02 to the extent that they constitute Net Liquidation Proceeds or Trust Insurance Proceeds. If the Servicer shall obtain and maintain a blanket policy, issued by an insurer acceptable to each Rating Agency and the Financial Guaranty Insurer, insuring against such hazard losses, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section, it being understood and agreed that such policy may contain a deductible clause that is in form and substance consistent with standard industry practice, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 2.03, and there shall have been a loss that would have been covered by such policy, deposit in the Collection Account in accordance with Section 2.02 the amount not otherwise payable under the blanket policy because of such deductible clause.

         Section 2.04. Enforcement of Due-on-Sale Clauses; Assumption and Modification Agreements. In any case in which property subject to a Mortgage is voluntarily conveyed by the Mortgagor, the Servicer shall enforce any due-on-sale clause contained in the related Mortgage Note or Mortgage, to the extent permitted by such Mortgage Note or Mortgage, applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any related insurance policy or result in legal action by the Mortgagor. Subject to the foregoing, the Servicer may, with the prior written consent of the Financial Guaranty Insurer, take or enter into an assumption and modification agreement from or with the Person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such Person becomes liable under the related Mortgage Note and the Mortgagor remains liable thereon or, if the Person to whom such Mortgaged Property has been or is about to be conveyed satisfies the Servicer's then-current underwriting standards for home equity mortgage loans similar to the Mortgage Loans, and the Servicer in its reasonable judgment finds it appropriate, is released from liability thereon. If the Indenture Trustee is holding the Mortgage Files, the Servicer shall notify the Indenture Trustee that any assumption and modification agreement has been completed by delivering to the Indenture Trustee an Officer's Certificate certifying that such agreement is in compliance with this Section and the Servicer shall forward to the Indenture Trustee the original of such assumption and modification agreement. Such assumption and modification agreement shall, for all purposes, be considered a part of the related Mortgage File to the same extent as all other documents and instruments constituting a part thereof. In connection with any such agreement, the Mortgage Loan Rate shall not be reduced (but may be increased), the Principal Balance of such Mortgage Loan shall not be changed and the term of such Mortgage Loan will not be extended beyond the existing term of such Mortgage Loan. Any fee collected by the Servicer for entering into any such agreement shall be retained by the Servicer as additional servicing compensation.

         Notwithstanding the foregoing paragraph of this Section 2.04 or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reasons of any assumption of a Mortgage Loan, or transfer of any Mortgaged Property without the assumption thereof, by operation of law or any assumption or transfer that the Servicer reasonably believes it may be restricted by law from preventing, for any reason whatsoever.

         Section 2.05. Realization upon Liquidated Mortgage Loans; Options to Purchase Mortgage Loans. The Servicer, on behalf of the Issuer for the benefit of the Trust Estate, shall foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 2.02(a); provided, however, that if the Servicer has actual knowledge or reasonably believes that any Mortgaged Property is affected by hazardous or toxic wastes or substances, then the Servicer shall not cause the Indenture Trustee to acquire title to such Mortgaged Property in a foreclosure or similar proceeding, unless otherwise directed in writing by the Financial Guaranty Insurer. In connection with such foreclosure or other conversion, the Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general first lien one- to four-family mortgage loan servicing activities (including the procurement of a drive-by appraisal of the related Mortgaged Property prior to foreclosure or other conversion). The foregoing is subject to the proviso that the Servicer shall not be required to expend its own funds in connection with any foreclosure or restoration of any Mortgaged Property unless, in the reasonable judgment of the Servicer, such foreclosure, correction or restoration will increase Net Liquidation Proceeds (taking into account any unreimbursed Monthly Advances made or expected to be made with respect to such Mortgage Loan).

         To the extent the Net Liquidation Proceeds derived from any such foreclosure or conversion exceed the unpaid principal balance of the related Mortgage Loan and accrued interest thereon at the applicable Mortgage Loan Rate through the related due date during the Collection Period in which such foreclosure or conversion occurs (net of any related Monthly Advances or Servicing Advances that were unreimbursed prior to the receipt of such Net

Liquidation Proceeds), such excess shall be paid directly to the Issuer and shall be free from the lien of the Indenture.

         The Servicer, at its sole option, may purchase from the Trust Estate on any Remittance Date any Mortgage Loan as to which the related Mortgagor has failed to make full Monthly Mortgage Payments as required under the related Mortgage Note for three consecutive months at any time following the applicable Cut-off Date and prior to such Remittance Date at a price equal to the Purchase Price by transferring such amount to the Indenture Trustee for deposit in the Bond Account on such Remittance Date pursuant to Section 2.02; provided, however, that the aggregate Principal Balances of the Mortgage Loans purchased by the Servicer pursuant to the exercise of the option granted in this sentence shall not exceed 5% of the sum of the Initial Pool Balance plus the amount of the Prefunding Account Deposit, unless otherwise approved by the Financial Guaranty Insurer. In addition, the Servicer, at its sole option, may purchase from the Trust Estate on any Remittance Date occurring during the 90-day period following the Closing Date any Mortgage Loan as to which a Monthly Mortgage Payment becomes 60 or more days contractually delinquent at any time following the applicable Cut-off Date and prior to such Remittance Date at a price equal to the Purchase Price by transferring such amount to the Indenture Trustee for deposit in the Bond Account on such Remittance Date pursuant to Section 2.02; provided, however, that the aggregate Principal Balances of the Mortgage Loans purchased by the Servicer pursuant to the exercise of the option granted in this sentence shall not exceed 5% of the sum of the Initial Pool Balance plus the amount of the Prefunding Account Deposit. On any Remittance Date following the Determination Date as of which the aggregate of the Principal Balances of the Mortgage Loans is equal to or less than 10% of the sum of the Initial Pool Balance plus the amount of the Prefunding Account Deposit, the Servicer, in its sole discretion, may purchase from the Trust Estate all, but not less than all, of the Mortgage Loans then included in the Trust Estate at a price equal to the Purchase Price for each such Mortgage Loan by transferring such amount to the Indenture Trustee for deposit in the Bond Account on such Remittance Date pursuant to Section 2.02. Upon the receipt by the Indenture Trustee of the Purchase Price for any Mortgage Loan as to which the Servicer has exercised its option to purchase pursuant to this paragraph, the Indenture Trustee shall release to the Servicer the Mortgage File pertaining to each such Mortgage Loan and the Indenture Trustee and the Issuer shall execute and deliver such instruments of transfer and all other documents furnished by the Servicer as are necessary to transfer their respective interests in such Mortgage Loans to the Servicer. For purposes of this Agreement, any purchase effected in accordance with this paragraph shall be deemed to be a prepayment of each Mortgage Loan so purchased.

         In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Indenture Trustee, or to its nominee, on behalf of the Bondholders, and the Servicer shall manage, conserve, protect and operate each such Mortgaged Property for the Bondholders solely for the purpose of its prompt disposition and sale. The Servicer shall use its best efforts to dispose of each such Mortgaged Property as expeditiously as possible consistent with the goal of maximizing Net Liquidation Proceeds (taking into account any unreimbursed Monthly Advances made or expected to be made with respect to such Mortgage
Loan). None of the Issuer, the Indenture Trustee or the

Servicer, acting on behalf of the Trust Estate, shall provide financing from the Trust Estate to any purchaser of any such Mortgaged Property.

         Section 2.06. Indenture Trustee to Cooperate; Release of Mortgage Files. Upon the payment in full of the principal balance of any Mortgage Loan, if the Indenture Trustee is holding the Mortgage Files, the Servicer shall notify the Indenture Trustee by a certification in the form of Exhibit B hereto (which certification shall include a statement to the effect that all amounts received in connection with such payment which are required to be deposited to the Collection Account pursuant to Section 2.02 have been so deposited) of a Servicing Officer. Such notification shall be made each month at the time that the Servicer delivers its Servicer Remittance Report to the Issuer and the Indenture Trustee pursuant to Section 3.01. Upon any such payment in full, the Servicer is authorized to procure from such trustee under the Mortgage that secured the related Mortgage Note a deed of full reconveyance covering the related Mortgaged Property encumbered by such Mortgage, which deed, except as otherwise provided in Section 2941(c) of the California Civil Code or other applicable law, shall be recorded by such trustee in the office of the County Recorder in which the Mortgage is recorded, or, as the case may be, to procure from such trustee an instrument of satisfaction or, if the related Mortgagor so requests, an assignment without recourse, in each case prepared by the Servicer at its expense and executed by the Indenture Trustee, which deed of reconveyance, instrument of satisfaction or assignment shall be delivered by the Servicer to the Person entitled thereto, it being understood and agreed that no expenses incurred in connection with such deed of reconveyance, assignment or instrument of satisfaction shall be reimbursed from amounts at the time on deposit in the Collection Account. From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, the Indenture Trustee shall, upon written request of the Servicer and delivery to the Indenture Trustee of a trust receipt signed by a Servicing Officer, release the related Mortgage File to the Servicer and shall execute such documents prepared by the Servicer as shall be necessary to the prosecution of any such proceedings. Such trust receipt shall obligate the Servicer to return the Mortgage File to the Indenture Trustee when the need therefor by the Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that herein above specified, the trust receipt shall be released by the Indenture Trustee to the Servicer.

         Section 2.07. Servicing Compensation; Payment of Certain Expenses by the Servicer. On each Remittance Date, the Servicer shall be entitled to receive, by withdrawal by the Servicer from the Collection Account, out of collections of interest on the Mortgage Loans for the related Collection Period, as servicing compensation for such Collection Period, the Monthly Servicing Fee. Additional servicing compensation shall be assumption fees, late payment charges, charges for checks returned for insufficient funds, prepayment fees, if any, or extension and other administrative charges received by the Servicer. The Servicer shall pay Compensating Interest to the Indenture Trustee on behalf of the Bondholders out of the related Monthly Servicing Fee on each Remittance Date, to the extent of the amount of the Monthly Servicing Fee, and shall not be entitled to reimbursement therefor. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder (including payment of the fees and expenses relating to the Annual Independent Public Accountant's Servicing Report described in Section 2.09, and all other fees and expenses not otherwise expressly stated hereunder for the account of the Bondholders) and shall not be entitled to reimbursement therefor except as specifically provided herein.

         Section 2.08. Annual Statement as to Compliance. (a) The Servicer will deliver to the Issuer, the Indenture Trustee, the Financial Guaranty Insurer and each Rating Agency, on or before September 30 of each year, beginning with September 30, 1997, an Officer's Certificate of the Servicer substantially in the form set forth in Exhibit A hereto stating that (a) a review of the activities of the Servicer during the preceding calendar year (or since the Closing Date in the case of the first such statement) and of its performance under this Agreement has been made under such officer's supervision and (b) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its material obligations under this Agreement throughout such year (or since the Closing Date in the case of the first such statement), or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

         (b) The Servicer shall deliver to the Issuer and the Indenture Trustee, with a copy to the Financial Guaranty Insurer and each Rating Agency, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice by means of an Officer's Certificate of any event that with the giving of notice or the lapse of time, or both, would become an Event of Default.

         Section 2.09. Annual Independent Public Accountants' Servicing Report. On or before September 30 of each year, beginning with September 30, 1997, the Servicer at its expense shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer) to furnish a report to the Issuer, the Indenture Trustee, the Financial Guaranty Insurer and each Rating Agency to the effect that such firm has examined certain documents and records (including the Servicer Remittance Reports delivered by the Servicer during the period covered by such reports) relating to the servicing activities of the Servicer (which would include servicing of Mortgage Loans under this Agreement) for the period covered by such report, and that such examination, which has been conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers (to the extent that the procedures in such audit guide are applicable to the servicing obligations set forth in this Agreement), has disclosed no exceptions or errors in records relating to the servicing activities of the Servicer (including servicing of Mortgage Loans subject to this Agreement) that, in the opinion of such firm, are material, except for such exceptions as shall be set forth in such report.

         Section 2.10. Access to Certain Documentation and Information Regarding the Mortgage Loans. (a) The Servicer shall provide to Bondholders that are federally insured savings associations and the FDIC and its supervisory agents and examiners access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift Supervision, and to the Issuer, the Indenture Trustee and the Financial Guaranty Insurer all documentation relating to the Mortgage Loans that is in the possession of the Servicer, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer. Nothing in this Section 2.10(a) shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

         (b) The Servicer shall supply information to the Indenture Trustee in such form as the Indenture Trustee shall reasonably request, by the start of the third Business Day preceding each Payment Date, as is required in the Indenture Trustee's reasonable judgment to enable the Indenture Trustee to make required payments and to furnish the certificates, statements and reports to Bondholders required pursuant to the Indenture.

         Section 2.11. Maintenance of Fidelity Bond and Errors and Omissions Policy. The Servicer shall during the term of its service as Servicer maintain in force a (a) policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and (b) fidelity bond in respect of its officers, employees and agents, in each case having coverage amounts deemed by the Servicer to be adequate to its operations.

         Section 2.12. Notices to the Issuer, the Rating Agencies, the Indenture Trustee and the Financial Guaranty Insurer. In addition to the other notices required to be given to the Issuer, the Rating Agencies, the Indenture Trustee and the Financial Guaranty Insurer by the provisions of this Agreement, the Servicer shall give notice to the Issuer, each Rating Agency, the Indenture Trustee and the Financial Guaranty Insurer of (a) any amendment to this Agreement, (b) the occurrence of an Event of Default and (c) the purchase of any Mortgage Loan pursuant to Section 2.01 or 2.05 by the Servicer, as the case may be.

         Section 2.13. Reports of Foreclosures and Abandonment of Mortgaged Properties. Each year beginning in 1998 the Servicer shall make the reports of foreclosures and abandonments of any Mortgaged Property required by Code Section 6050J. In order to facilitate this reporting process, the Servicer, on or before February 28th of each year, shall provide to the Internal Revenue Service and the Indenture Trustee reports relating to each instance occurring during the previous calendar year in which the Servicer (i) on behalf of the Indenture Trustee acquired an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. The reports from the Servicer shall be in form and substance sufficient to meet the reporting requirements imposed by such Section 6050J.

         Section 2.14. Sub-Servicers and Sub-Servicing Agreements. (a) The Servicer may enter into Sub-Servicing Agreements for any servicing and administration of Mortgage Loans with any institution that is acceptable to the Financial Guaranty Insurer and that is in compliance with the laws of each state necessary to enable it to perform its obligations under such Sub-Servicing Agreement. The Servicer shall give notice to the Financial Guaranty Insurer of the appointment of any Sub-Servicer. The Servicer shall not enter into any Sub-Servicing Agreement that does not provide for the servicing of the Mortgage Loans specified therein on a basis consistent with the terms of this Agreement or that otherwise violates the provisions of this Agreement. The Servicer may enter into, and make amendments to, any Sub-Servicing Agreement or enter into different forms of Sub-Servicing Agreements; provided, however, that any such amendments or forms shall be consistent with and not violate the provisions of this Agreement.

         (b) For purposes of this Agreement the Servicer shall be deemed to have received payments on Mortgage Loans when any Sub-Servicer has received such payments. With respect to the Servicer's obligations under Section 2.01 to make deposits in the Collection Account, the Servicer shall be deemed to have made such deposits when any Sub-Servicer has made such deposits into a Sub-Servicing Account if permitted by the related Sub-Servicing Agreement.

         (c) Any Sub-Servicing Agreement and any other transactions or services relating to the Mortgage Loans involving a Sub-Servicer shall be deemed to be between the Sub-Servicer and the Servicer alone and the Financial Guaranty Insurer and the Indenture Trustee shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to any Sub-Servicer, except that the Indenture Trustee shall have such claims or rights that arise as a result of any funds held by a Sub-Servicer in trust for or on behalf of the Trust Estate. Notwithstanding the execution of any Sub-Servicing Agreement, the Servicer shall not be relieved of any liability hereunder and shall remain obligated and liable for the servicing and administration of the Mortgage Loans.

         Section 2.15. Servicing for Benefit of the Financial Guaranty Insurer. Provided there does not exist a Financial Guaranty Insurer Default, the Servicer hereby acknowledges and agrees that it shall service and administer the Mortgage Loans and any REO Properties, and shall maintain the Collection Account for the benefit of the Bondholders and for the benefit of the Financial Guaranty Insurer, and all references in this Agreement to the benefit of or actions on behalf of the Bondholders shall be deemed to include the Financial Guaranty Insurer.

         All notices, statements, reports, certificates or opinions required by this Agreement to be sent to any other party hereto or to the Bondholders shall also be sent to the Financial Guaranty Insurer.

                                  ARTICLE THREE
                 SERVICER REMITTANCE REPORT; USE OF INFORMATION

         Section 3.01. Servicer Remittance Report. With respect to each Remittance Date, not later than the third Business Day prior to the related Remittance Date, the Servicer shall deliver to the Issuer, the Indenture Trustee, the Financial Guaranty Insurer and the Trust Paying Agent a computer-readable magnetic tape containing the Servicer Remittance Report detailing the payments and collections received in respect of the Mortgage Loans during the immediately preceding Collection Period. The computer-readable magnetic tape shall include loan-by-loan information that specifies account number, borrower name, outstanding principal balance and activity since the last Remittance Date. Such tape shall be in the form and have the specifications as may be agreed to between the Servicer, the Indenture Trustee, the Financial Guaranty Insurer and the Trust Paying Agent from time to time.

         In addition to the foregoing, the Servicer shall provide the Issuer, the Indenture Trustee and the Financial Guaranty Insurer at the time the tape is delivered to the Indenture Trustee a Liquidation Report, with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the related Collection Period, substantially in the form of Exhibit C hereto.

         Section 3.02. Use of Information by the Financial Guaranty Insurer. The Issuer and the Indenture Trustee on behalf of Bondholders and the Trust Estate (the "Trust Estate Parties") hereby authorize the Financial Guaranty Insurer to include the information contained in reports provided to the Financial Guaranty Insurer hereunder (the "Information") on Bloomberg, or in other electronic or print information services. The Trust Estate Parties agree not to commence any actions or proceedings, or otherwise assert any claims, against the Financial Guaranty Insurer or its Affiliates or any of the Financial Guaranty Insurer or the Financial Guaranty Insurer Parties, arising out of, or related to or in connection with the dissemination and/or use of any information by the Financial Guaranty Insurer as contemplated in this Section 3.02, including, but not limited to, claims based on allegations of inaccurate, incomplete or erroneous transfer of information by the Financial Guaranty Insurer to Bloomberg or otherwise (other than in connection with the Financial Guaranty Insurer's gross negligence or willful misconduct). The Trust Estate Parties waive their rights to assert any such claims against the Financial Guaranty Insurer Parties and fully and finally release the Financial Guaranty Insurer Parties from any and all such claims, demands, obligations, actions and liabilities (other than in connection with the Financial Guaranty Insurer's gross negligence or willful misconduct). The Financial Guaranty Insurer makes no representations or warranties, expressed or implied, of any kind whatsoever with respect to the accuracy, adequacy, timeliness, completeness, merchantability or fitness for any particular purpose of any Information in any form or manner. The Financial Guaranty Insurer reserves the right at any time to withdraw or suspend the dissemination of the Information by the Financial Guaranty Insurer. The authorizations, covenants and obligations of the Trust Estate Parties under this section shall be irrevocable and shall survive the termination of this Agreement.

                                  ARTICLE FOUR
                     MONTHLY ADVANCES AND SERVICING ADVANCES

         Section 4.01. Monthly Advances; Servicing Advances. (a) On or before each Remittance Date, the Servicer will transfer to the Indenture Trustee for deposit in the Bond Account, in same day funds, an amount, if any (a "Monthly Advance"), equal to the sum of (i) with respect to all Mortgage Loans that are delinquent as of the close of business on the last day of the related Collection Period, the aggregate of the interest portions of each Monthly Mortgage Payment due during the related Collection Period (net of the aggregate of the Monthly Servicing Fees attributable to such Mortgage Loans), inclusive of those amounts representing the interest portions of Monthly Mortgage Payments due during the first Collection Period, plus (ii) with respect to all Mortgage Loans that are not delinquent Mortgage Loans as of the close of business on the last day of such Collection Period, an amount equal to the amount of interest that would accrue on each such Mortgage Loan at the related Mortgage Rate (net of the aggregate of the Monthly Servicing Fees attributable to such Mortgage Loans) in a period of 30 days minus the number of days from the first day of such Collection Period to the related due date for such Mortgage Loan during such Collection Period, plus (iii) with respect to each Mortgaged Property that was acquired in foreclosure or similar action (each, an "REO Property") during or prior to the related Collection Period and as to which a final sale did not occur during the related Collec tion Period, an amount equal to the excess, if any, of interest on the Principal Balance of such

REO Property at the related Mortgage Interest Rate (net of the Monthly Servicing Fee attributable to such REO Property) over the net income from such REO Property transferred to the Bond Account for such Payment Date; provided, however, that in no case will the Servicer be required to make advances with respect to any period or portion of any Collection Period following the final due date with respect to any Mortgage Loan. All or a portion of any Monthly Advance required to be made on a Remittance Date may be paid out of amounts on deposit in the Collection Account that are not required to be transferred on such Remittance Date to the Indenture Trustee for deposit in the Bond Account as any portion of Remittable Funds for the related Remittance Date; provided, however, that the Servicer shall be required to replace any such amounts by deposit to the Collection Account on or before the next Remittance Date and the amount of such deposit shall thereafter be considered a Monthly Advance for purposes of reimbursement under this Agreement. The Servicer may recover Monthly Advances, if not theretofore recovered from the Mortgagor on whose behalf such Monthly Advance was made, from collections on the related Mortgage Loan, including Liquidation Proceeds, Trust Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan or, after such Mortgage Loan becomes a Liquidated Mortgage Loan, from amounts on deposit in the Collection Account.

         (b) The Servicer shall from time to time during the term of this Agreement make such Servicing Advances as the Servicer shall deem appropriate or advisable under the circumstances and are required pursuant to the terms of this Agreement. Servicing Advances may be paid by the Servicer out of amounts on deposit in the Collection Account from time to time; provided, however, that the Servicer shall be required to replace any such amounts by deposit to the Collection Account on or before the first Remittance Date occurring after the payment of a Servicing Advance with such amounts, and the amount of such deposit shall thereafter be con sidered a Servicing Advance for purposes of reimbursement under this Agreement. All Servicing Advances made by the Servicer shall be reimbursable from collections or recoveries relating to the Mortgage Loans in respect of which such Servicing Advances have been made, or from amounts on deposit in the Collection Account after any such Mortgage Loan has become a Liquidated Mortgage Loan. Notwithstanding anything herein to the contrary, no Servicing Advances need be made hereunder if such Servicing Advance would, if made, constitute a Nonrecoverable Advance.

                                  ARTICLE FIVE
                                  THE SERVICER

         Section 5.01. Representations and Warranties of the Servicer. The Servicer hereby represents and warrants to the Issuer, the Indenture Trustee, the Financial Guaranty Insurer and the Bondholders that, as of the Closing Date:

             (i) The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Servicer is in compliance with the laws of each state in which it is acting as Servicer with respect to a Mortgage Loan to the extent necessary to perform all servicing obligations with respect to the related Mortgaged Property hereunder. Each Sub-Servicer is in compliance with the laws of each state where the Mortgaged Properties under the applicable Sub-Servicing Agreement are located to the extent necessary to perform the servicing obligations hereunder; the Servicer has the power and authority to execute and deliver this Agreement and to perform its obligations in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action; this Agreement evidences the valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or the application of equitable principles in any proceeding, whether at law or in equity; and the consummation of the transactions contemplated hereby will not result in the breach of any terms or provisions of the articles of incorporation or by-laws of the Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any material agreement, indenture or loan or credit agreement or other material instrument to which the Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject. Each Sub-Servicer has all requisite corporate power and authority to conduct its business and perform the obligations under the Sub-Servicing Agreement to which such Sub-Servicer is a party;

            (ii) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency, that are necessary in connection with the execution and delivery by the Servicer of this Agreement, have been duly taken, given or obtained, as the case may be, are in full force and effect, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement on the part of the Servicer and the performance by the Servicer of its obligations under this Agreement;

           (iii) There is no action, suit, proceeding or investigation pending or, to the best of the Servicer's knowledge, threatened against the Servicer that, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer or that would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or that would be likely to impair the ability of the Servicer to perform under the terms of this Agreement;

                  (iv) The Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Servicer or its properties or might have consequences that would adversely affect its performance hereunder;

                  (v) The collection practices used by the Servicer and any Sub-Servicer are in all material respects legal, proper, prudent and customary in the home equity mortgage loan servicing business; and

                  (vi) Each Sub-Servicer engaged by the Servicer has obtained all licenses and approvals required under state or federal law to service the Mortgage Loans specified in the Sub-Servicing Agreement to which the Sub-Servicer is a party.

         Upon discovery of a breach of any of the foregoing representations and warranties that materially and adversely affects the interests of the Bondholders, the party discovering such breach shall give prompt written notice to the other parties and the Financial Guaranty Insurer. Within 60 days of its discovery or its receipt of notice of breach, the Servicer shall cure such breach in all material respects.

         Section 5.02. Liability of the Servicer. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Servicer herein.

         Section 5.03. Merger or Consolidation of, or Assumption of the Obligations of, the Servicer. Any corporation or other entity (i) into which the Servicer may be merged or consolidated, (ii) that may result from any merger, conversion or consolidation to which the Servicer shall be a party, or (iii) that may succeed to all or substantially all of the business of the Servicer, which corporation or other entity shall, in any case where an assumption shall not be effected by operation of law, execute an agreement of assumption to perform every obligation of the Servicer under this Agreement, shall be the successor to the Servicer under this Agreement without the execution or filing of any document or any further act by any of the parties to this Agreement; except that if the Servicer is not the surviving entity, then the surviving entity shall execute and deliver to the Issuer and the Indenture Trustee an agreement of assumption to perform every obligation of the Servicer hereunder.

         Section 5.04. Limitation on Liability of the Servicer and Others. Neither the Servicer nor any of its directors, officers, employees or agents shall be under any liability to the Issuer, the Indenture Trustee, the Trust Estate or the Bondholders for any action taken or for refraining from the taking of any action by the Servicer pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the duties of the Servicer or by reason of reckless disregard of the obligations and duties of the Servicer hereunder. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement, and that in its opinion may involve it in any expense or liability.

         Section 5.05. Servicer Not to Resign. Subject to the provisions of
Section 5.03 regarding the merger or consolidation of the Servicer into or with another entity, the Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that the performance of its duties or obligations hereunder is no longer permissible under applicable law or regulation or are in material conflict by reason of applicable law or regulation with any other activities carried on by it at the date of this Agreement. Any such determination permitting the resignation of the Servicer pursuant to this Section shall be evidenced by an Opinion of Counsel to such effect delivered to the Issuer, the Indenture Trustee and the Financial Guaranty Insurer. No resignation pursuant to this Section 5.05 (a) shall become effective until the Indenture Trustee or a successor servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 6.02 or (b) shall relieve the Servicer of responsibility for any obligations pursuant to this Agreement that specifically survive the resignation or termination of the Servicer. Each of the Rating Agencies shall be given written notice of a resignation of the Servicer pursuant to this Section.

         Section 5.06. Term of Servicer. Subject to Section 5.05, the Servicer shall act as servicer under this Agreement for an initial quarterly period commencing on the Closing Date and ending on June 30, 1997, which quarterly period shall be extended for a succeeding quarterly period ending March 31, June 30, September 30 and December 31 of each year as provided below (each such quarterly period for which the Servicer shall be designated to act as servicer hereunder, a "Term of Service"). So long as there is no Event of Default pursuant to Section 6.01 of this Agreement, the Financial Guaranty Insurer shall be obligated to deliver to the Indenture Trustee and the Servicer at least 15 days prior to the expiration of the related Term of Service, a written notice (a "Servicer Extension Notice") extending the term of Servicer for the next succeeding quarter. Subject to Section 5.05, the Servicer agrees that, upon receipt of the Servicer Extension Notice, the Servicer shall continue to act as servicer hereunder for the duration of the designated Term of Service.

         If the Indenture Trustee has not received the Servicer Extension Notice by the 15th day prior to the end of any Term of Service, the Indenture Trustee shall notify the Servicer and the Financial Guaranty Insurer of the non-receipt thereof no later than five Business Days thereafter.

                                   ARTICLE SIX
                                     DEFAULT

         Section 6.01. Events of Default. If any one of the following events (each an "Event of Default") shall occur and be continuing:

                  (a) Any failure by the Servicer to (i) make a Monthly Advance on any Remittance Date or (ii) deposit in the Collection Account or transfer to the Indenture

Trustee for deposit in the Bond Account any other amount required to be deposited therein under this Agreement, which failure, in the case of only clause (ii) hereof, is not remedied by 2:00 p.m. Eastern time on the Business Day after the date upon which written notice of such failure shall have been given to the Servicer by the Indenture Trustee or the Financial Guaranty Insurer or to the Servicer, the Financial Guaranty Insurer and the Indenture Trustee by Holders of Bonds evidencing Voting Interests represented by all Bonds aggregating not less than 51%;

         (b) Failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Bonds or in this Agreement, which failure (i) materially and adversely affects the Bondholders or the Financial Guaranty Insurer and (ii) continues unremedied for a period of 30 days after the date on which written notice of such failure (which notice shall refer specifically to this Section), requiring the same to be remedied, shall have been given to the Servicer by the Indenture Trustee or the Financial Guaranty Insurer, or to the Servicer, the Financial Guaranty Insurer and the Indenture Trustee by the Holders of Bonds evidencing Voting Interests represented by all Bonds aggregating not less than 51%;

         (c) The entry against the Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

         (d) The consent by the Servicer to the appointment of a trustee, conservator or receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to substantially all of its property; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

         (e) The payment by the Financial Guaranty Insurer of any Insured Amounts; or

         (f) For so long as ACC is the Servicer, failure on the part of ACC duly to observe or perform in any material respect any covenants or agreements of the Issuer set forth in the Bonds or in this Agreement, which failure (i) materially and adversely affects the Bondholders or the Financial Guaranty Insurer and (ii) continues unremedied for a period of 30 days after the date on which written notice of such failure (which notice shall refer specifically to this Section), requiring the same to be remedied, shall have been given to the Servicer by the Indenture Trustee or the Financial Guaranty Insurer, or to the Servicer, the Financial Guaranty Insurer and the Indenture Trustee by the Holders of Bonds evidencing Voting Interests represented by all Bonds aggregating not less than 51%; or

                  (g) The occurrence of a Delinquency Rate Event, a Cumulative Loss Rate Event or a Rolling Loss Rate Event;

then, and in each and every such case, so long as such Event of Default shall not have been remedied by the Servicer, either (1) the Financial Guaranty Insurer or (2) with the prior written consent of the Financial Guaranty Insurer, either the Indenture Trustee or the Holders of Bonds evidencing Voting Interests represented by all Bonds aggregating not less than 51%, by notice then given in writing to the Servicer with a copy to the Financial Guaranty Insurer and to the Indenture Trustee, may terminate all of the rights, responsibilities and obligations of the Servicer as servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Indenture Trustee pursuant to and under this Section and, without limitation, the Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Mortgage Loans and related documents, or otherwise. The Servicer agrees to cooperate with the Indenture Trustee in effecting the termination of its responsibilities and rights as Servicer hereunder, including, without limitation, the transfer to the Indenture Trustee for the administration by it of all cash amounts that shall at the time be held by the Servicer that have been deposited by the Servicer in the Collection Account or transferred to the Indenture Trustee for deposit in the Bond Account or thereafter received by the Servicer with respect to the Mortgage Loans.

         All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Mortgage Files to a successor Servicer, amending this Agreement to reflect the appointment of a successor as Servicer pursuant to this Section 6.01 or otherwise in connection with the assumption by a successor Servicer of the duties of the predecessor Servicer hereunder shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses.

         Section 6.02. Indenture Trustee to Act; Appointment of Successor. On and after the time the Servicer receives a notice of termination pursuant to
Section 6.01, the Indenture Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, including without limitation, the obligation to make Monthly Advances and to pay Compensating Interest. As compensation therefor, the Indenture Trustee shall be entitled to such compensation as the Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the foregoing, the Indenture Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, promptly appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution or any institution that regularly services home equity loans that is then servicing a home equity loan portfolio and having all licenses, permits and approvals required by applicable law, and having a net worth of not less than $10,000,000 as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; provided that any such successor Servicer shall be acceptable to the Financial Guaranty Insurer, which acceptance shall not be unreasonably withheld and provided further that the appointment of any such successor Servicer will not result in the qualification, reduction or withdrawal of the rating assigned to the Bonds by any Rating Agency. Pending appointment of a successor to the Servicer hereunder, unless the Indenture Trustee is prohibited by law from so acting, the Indenture Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Indenture Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer hereunder. The Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer that may have arisen under this Agreement prior to its termination as Servicer (including without limitation, any amount for a deductible amount pursuant to the last sentence of Section 2.03), nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by such Servicer or the Issuer of any of its representations or warranties contained herein or in any related document or agreement. Each of the Rating Agencies shall be given written notice of the appointment of a successor Servicer pursuant to this Section.

         Section 6.03. Notifications to Bondholders. Upon any termination or appointment of a successor to the Servicer pursuant to this Article Six, the Indenture Trustee shall give prompt written notice thereof to Bondholders at their respective addresses appearing in the Bond Register, the Issuer, the Financial Guaranty Insurer and to each Rating Agency.

         Within 60 days of obtaining actual knowledge of the occurrence of any Event of Default that remains uncured, the Indenture Trustee shall transmit by mail to all Bondholders notice of such Event of Default.

         Section 6.04. Assumption or Termination of Sub-Servicing Agreements by the Indenture Trustee or any Successor Servicer. Upon the termination of the Servicer as servicer under this Agreement, the Indenture Trustee as successor to the Servicer hereunder or any other successor to the Servicer hereunder may, subject to the terms of any Sub-Servicing Agreement, in its sole and absolute discretion elect to assume or terminate any Sub-Servicing Agreement then in force and effect between the Servicer and the Sub-Servicer. Notwithstanding the foregoing, any termination fee due to a Sub-Servicer because of its termination by the Indenture Trustee hereunder shall be the responsibility of the terminated Servicer and not the Indenture Trustee. Upon the assumption of any Sub-Servicing Agreement, the Servicer agrees to deliver to the assuming party any and all documents and records relating to the applicable Sub-Servicing Agreement and an accounting of amounts collected and held by it and otherwise use its best reasonable efforts to effectuate the orderly transfer of the Sub-Servicing Agreement.

         Section 6.05.  Payment of Indenture Trustee's Fees and Expenses.

         (a) On or before each Remittance Date occurring in January, beginning with the April 1997 Remittance Date, the Servicer shall pay to the Indenture Trustee without any right of reimbursement from the Issuer or otherwise, an amount equal to the Indenture Trustee Fee, any reasonable expenses as agreed to by the Servicer and the Indenture Trustee with respect to the April 1997 Remittance Date and all loan file review fees, as compensation for all services rendered by the Indenture Trustee in the exercise and performance of any of the powers and duties hereunder or under the Indenture of the Indenture Trustee. The Indenture Trustee Fee and such expenses and loan file review fees are an obligation solely of the Servicer and the Indenture Trustee does not and will not have any lien on the Trust Estate for payment of any such fees or expenses. It is anticipated that the Servicer will utilize a portion of the Monthly Servicing Fee for payment of such fees and expenses.

         (b) The Servicer shall pay or reimburse the Indenture Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee in accordance with any of the provisions of this Agreement or the Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith or that is otherwise reimbursable to the Indenture Trustee by the Servicer pursuant to clause (a) above; provided, however, that the Indenture Trustee shall not refuse to perform any of its duties hereunder or under the Indenture solely as a result of the failure of the Servicer to pay or reimburse such expenses, disbursements or advances.

         (c) The Servicer agrees to indemnify the Indenture Trustee and its agents, directors, employees and officers from, and hold it harmless against, any and all losses and liabilities, damages, claims or expenses (including reasonable attorneys' fees) arising in respect of its acts or omissions in connection with this Agreement except to the extent the negligence, bad faith or intentional misconduct of the Indenture Trustee contributes to the loss, liability, damage, claim or expense.

         (d) This Section 6.05 shall survive the termination of this Agreement or the resignation or removal of the Indenture Trustee or the Servicer as regards rights accrued prior to such resignation or removal.

                                  ARTICLE SEVEN
                                   TERMINATION

         Section 7.01. Termination. Except as otherwise specifically set forth herein, the obligations and responsibilities of the Servicer shall terminate upon the earliest to occur of (i) the final payment or other liquidation of the Mortgage Loans and the disposition of all REO Properties and the remittance of all funds due hereunder with respect to such Mortgage Loans and REO Properties and (ii) the satisfaction and discharge of the indebtedness evidenced by the Bonds and the payment of all amounts due the Financial Guaranty Insurer under the Indenture.

                                  ARTICLE EIGHT
                            MISCELLANEOUS PROVISIONS

         Section 8.01. Amendment. This Agreement may be amended from time to time by the Servicer, the Issuer and the Indenture Trustee, without the consent of any of the Bondholders but with the prior written consent of the Financial Guaranty Insurer (which consent shall not be unreasonably withheld), (a) to cure any error or any ambiguity or to correct or supplement any provisions herein which may be inconsistent with any other provisions herein; (b) to add to the duties or obligations of the Servicer hereunder; (c) to maintain or improve any rating then assigned by any Rating Agency to the Bonds; or (d) to add any other provisions with respect to matters or questions arising under this Agreement or the Financial Guaranty Insurance Policy, as the case may be; provided that in all such cases the Indenture Trustee has obtained written confirmation from each Rating Agency that any such modifications to this Agreement will not result in a qualification, reduction or withdrawal of the rating assigned to the Bonds by such Rating Agency; provided, further, that in all such cases such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Bondholder or the Financial Guaranty Insurer.

         This Agreement may also be amended from time to time by the Servicer, the Issuer and the Indenture Trustee, with the consent of the Financial Guaranty Insurer (which consent shall not be unreasonably withheld) and the Holders of Bonds evidencing Voting Interests of the Bonds affected thereby aggregating not less than 51%, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of Bonds of such Bonds; provided, however, that no such amendment shall (a) reduce in any manner the amount of, or delay the timing of, collections of payments on Mortgage Loans or payments which are required to be made on any Bond without the consent of the Holder of such Bond or (b) reduce the aforesaid percentage of the Bonds the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Bonds then outstanding.

         Promptly after the execution of any such amendment or consent pursuant to the next preceding paragraph, the Indenture Trustee shall furnish written notification of the substance of such amendment to each Bondholder and each Rating Agency.

         It shall not be necessary for the consent of Bondholders under this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Bondholders shall be subject to such reasonable requirements as the Indenture Trustee may prescribe.

         Prior to the execution of any amendment to this Agreement, the Indenture Trustee and the Financial Guaranty Insurer shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Indenture Trustee may, but shall not be obligated to, enter into any such amendment that affects the Indenture Trustee's own rights, duties or immunities under this Agreement.

         Section 8.02. Governing Law. This Agreement shall be construed in accordance with the laws of the State of California (without regard to conflict of laws principles and the application of the laws of any other jurisdiction), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         Section 8.03. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Issuer in care of Aames Capital Acceptance Corp., at 3731 Wilshire Boulevard, 10th Floor, Los Angeles, California 90010,
Attention: Barbara Polsky, with a copy to Wilmington Trust Company at 1100 N. Market Street, Wilmington, Delaware 19890; (b) in the case of the Servicer, at 3731 Wilshire Boulevard, 10th Floor, Los Angeles, California 90010, Attention:
Mark Elbaum; (c) in the case of the Indenture Trustee, at its Corporate Trust Office at 3 Park Plaza, 16th Floor, Irvine, California 92714, Attention: Aames Capital Owner Trust 1997-1; (d) in the case of the Financial Guaranty Insurer, Financial Security Assurance Inc., 350 Park Avenue, New York, New York 10022,
Attention: Surveillance Department (in each case in which notice or other communication to the Financial Guaranty Insurer refers to an Event of Default, a claim on the Financial Guaranty Insurance Policy or with respect to which failure on the part of the Financial Guaranty Insurer to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of each of the General Counsel and Head - Financial Guaranty Group and shall be marked to indicate "URGENT MATERIAL ENCLOSED"); (e) in the case of S&P, to Standard & Poor's, 26 Broadway, 15th Floor, New York, New York 10004, Attention: Mortgage Surveillance Group; and (f) in the case of Moody's, to Moody's Investors Service Inc., 99 Church Street, New York, New York 10007, or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Bondholder shall be given by first class mail, postage prepaid, at its address shown in the Bond Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Bondholder receives such notice. Any notice or other document required to be delivered or mailed by the Indenture Trustee to any Rating Agency shall be given on a best efforts basis and only as a matter of courtesy and accommodation and the Indenture Trustee shall have no liability for failure to deliver such notice or document to any such Rating Agency.

         Section 8.04. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Bonds or the rights of the Holders thereof.

         Section 8.05. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Sections 5.03 and 5.05, this Agreement may not be assigned by the Issuer or the Servicer without the prior written consent of the Financial Guaranty Insurer and the Holders of Bonds evidencing not less than 66% of the Voting Interests of all Bonds.

         Section 8.06. Third Party Beneficiary; Rating. (a) The Financial Guaranty Insurer is an intended third-party beneficiary of this Agreement. This Agreement shall be binding upon and inure to the benefit of the Financial Guaranty Insurer; provided that, notwithstanding the foregoing, for so long as a Financial Guaranty Insurer Default is continuing under its obligations under the Financial Guaranty Insurance Policy, the Bondholders shall succeed to the Financial Guaranty Insurer's rights hereunder. Without limiting the generality of the foregoing, all covenants and agreements in this Agreement that expressly confer rights upon the Financial Guaranty Insurer shall be for the benefit of and run directly to the Financial Guaranty Insurer, and the Financial Guaranty Insurer shall be entitled to rely on and enforce such covenants to the same extent as if it were a party to this Agreement.

         (b) In the event the rating of the Financial Guaranty Insurer by any of the Rating Agencies is reduced to a rating that is below "investment grade" (as that term is then commonly used), the Servicer shall, at its own expense, seek to obtain ratings of the Bonds (apart from the rating related to the Financial Guaranty Insurance Policy) from such Rating Agency.

         Section 8.07. Counterparts. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

         Section 8.08. Intention of the Parties. It is the intention of the parties that the Issuer is conveying, and the Servicer is receiving, only a contract for servicing and administering the Mortgage Loans. Accordingly, the parties hereby acknowledge that the Indenture Trustee remains the sole and absolute record holder of the Mortgage Loans and all rights related thereto.

         Section 8.09. Waivers and Modifications. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

         Section 8.10. Further Agreements. The Servicer and the Issuer each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

         Section 8.11. Attorney-in-Fact. The Issuer hereby designates the Servicer its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required pursuant to this Agreement or the Indenture.

                              [Signatures follow.]

39 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers, all as of the day and year first above written.

                            AAMES CAPITAL OWNER TRUST 1997-1,
                                     as Issuer

                            By: Wilmington Trust Company, not in its
                                     individual capacity, but solely
                                     as Owner Trustee



                            By:   /s/ James P. Lawler
                               ---------------------------------------------
                                  Authorized Signatory


                            AAMES CAPITAL CORPORATION,
                                      as Servicer



                            By:   /s/ Gregory J. Witherspoon
                               ---------------------------------------------
                                  Name:  Gregory J. Witherspoon
                                  Title:  Executive Vice President - Finance


                            BANKERS TRUST COMPANY
                               OF CALIFORNIA, N.A.,
                                  as Indenture Trustee and not in its
                                  individual capacity



                            By:   /s/ Erin E. Deegan
                               ---------------------------------------------
                                  Name:  Erin E. Deegan
                                  Title:  Assistant Vice President

                                   Schedule I

                              List of Sub-Servicers

Advanta Mortgage Corp. USA

                                   Schedule II

                             Mortgage Loan Schedule







                  [on file with the Trustee and the Servicer]













                                   Schedule II

                                    EXHIBIT A


                    FORM OF ANNUAL STATEMENT AS TO COMPLIANCE


         The undersigned, ________________________, of Aames Capital Corporation (the "Servicer"), in its capacity as Servicer under that certain Servicing Agreement dated as of March 1, 1997 (the "Servicing Agreement") among Aames Capital Owner Trust 1997-1, as Issuer, Aames Capital Corporation, as Servicer, and Bankers Trust Company of California, N.A., as Indenture Trustee, does hereby certify pursuant to Section 2.08 of the Servicing Agreement that as of the ___ day of ____________, 199_:

     (a) a review of the activities of the Servicer for the year ended December 31, 199_ and of its performance under the Servicing Agreement has been made under my supervision, and

     (b) to the best of my knowledge, based on such review, the Servicer has fulfilled all of its material obligations under the Servicing Agreement throughout such year.

         IN WITNESS WHEREOF, I have hereunto signed my name as of this ____ day of ___________, 199_.



                                        -------------------------------
                                        Name:
                                        Title:

                                    EXHIBIT B


                    FORM OF NOTICE REGARDING PAYMENT IN FULL
                      OF PRINCIPAL BALANCE OF MORTGAGE LOAN



Bankers Trust Company of California, N.A.,
  as Indenture Trustee
3 Park Plaza, 16th Floor
Irvine, California  92714

Attention:  Corporate Trust Administration

         Re:      Adjustable Rate Asset-Backed Bonds, Series 1997-1

Ladies and Gentlemen:

         Reference is made to Section 2.06 of the Servicing Agreement dated as of March 1, 1997 (the "Servicing Agreement") among Aames Capital Owner Trust 1997-1, as Issuer, Aames Capital Corporation, as Servicer, and Bankers Trust Company of California, N.A., as Indenture Trustee. All capitalized terms used but not defined herein shall have the meanings given to such terms in the Servicing Agreement.

         The undersigned hereby certifies that the Principal Balance of the Mortgage Loan(s) listed on Schedule A annexed hereto has been paid in full and that all amounts received in connection with the payment of such Mortgage Loan(s) that were required to be deposited or credited in the Bond Account pursuant to Section 2.02 of the Servicing Agreement have been so deposited or credited.

         The undersigned further certifies that he is a Servicing Officer of the Servicer holding the office set forth beneath his signature and that he is duly authorized to execute this certificate on behalf of the Servicer.

                                 AAMES CAPITAL CORPORATION



Date:                            By:
                                    -------------------------------
                                    Name:
                                    Title:

                                    EXHIBIT C

                           FORM OF LIQUIDATION REPORT


1.       Type of Liquidation (REO disposition/charge-off/short pay-off)

                  -        Date Last Paid
                  -        Date of Foreclosure
                  -        Date of REO
                  -        Date of REO Disposition
                  -        Property Sale Price; Estimated Market Value at
                           Disposition

2.       Liquidation Proceeds

                  -        Principal Prepayment              $_______
                  -        Property Sale Proceeds             _______
                  -        Insurance Proceeds                 _______
                  -        Other (itemize)                    _______
                           TOTAL                             $
                                                              =======
3.       Liquidation Expenses

                  -        Servicing Advances                $_______
                  -        Monthly Advances                   _______
                  -        Contingency Fees                   _______
                  -        Servicing Fees                     _______
                  -        Annual Expense Escrow Amount       _______
                  -        Supplemental Fee (if any)          _______
                  -        Additional Interest (if any)       _______
                  -        Monthly Sponsor Fee (if any)       _______
                           TOTAL                             $
                                                              =======

4.       Net Liquidation Proceeds*                           $_______
         (Total of Item 2 minus total of Item 3)

5.       Accrued and Unpaid Interest on Mortgage Loan        $_______

6.       Principal Balance of Mortgage Loan                  $_______

7.       Realized Loss on Mortgage Loan                      $_______
         (Item 5 plus Item 6 minus Item 4, with
           a Realized Loss resulting only if the total of this calculation is a positive number)


*Applied first to Item 5 and then to Item 6.

                                    EXHIBIT D

                              OFFICER'S CERTIFICATE

         I, _____________________, hereby certify that I am the duly elected _____________________ of Aames Capital Corporation (the "Company") acting as servicer pursuant to a Servicing Agreement dated as of March 1, 1997 by and among Aames Capital Owner Trust 1997-1, as Issuer, the Company and Bankers Trust Company of California, N.A., as Indenture Trustee, and further certify, to the best of my knowledge and after due inquiry that the following is a summary of the facts and circumstances surrounding the "charge-off" of any Mortgage Loans during the Collection Period from _____ 1 through _____ 30/31, 199_;

[Insert the following information for each "charged-off" Mortgage Loan]

         Loan #
         Borrower Name
         Property Address
         Date of "charge-off"
         Original Principal Balance
         Outstanding Principal Balance
         Mortgage Loan Rate
         Accrued Interest at time of "charge off"
         Unreimbursed Servicing Advances at time of "charge off" Unreimbursed Delinquency Advances at time of "charge off" # of days in default at time of "charge off"
         Appraised value of Mortgaged Property based upon the appraisal made at the origination of the Mortgage Loan or, if the Mortgage Loan is a purchase money mortgage loan, the sales price of the Mortgage Property if such sales price is less than such appraised value
         Current appraised value based upon "drive by" Amount of outstanding first lien Estimate of Foreclosure Costs
              Broker Fees
              Legal Fees
              Repair and Miscellaneous Expenses
         Projected Marketing Period
         Estimate of Loss on Foreclosure and Liquidation

Capitalized terms not otherwise defined herein have the meanings set forth in the Servicing Agreement.

         IN WITNESS WHEREOF, I have hereunto signed by name and affixed the seal of the Servicer.


Dated:
      -------------------               ----------------------------------
                                        Name:
                                        Title:


                                       D-1